Form C

Cover Page

Name of issuer:

Hustle Fitness, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 2/1/2016

Physical address of issuer:

2000 Smallman Street
Pittsburgh PA 15222

Website of issuer:

http://hustle.fitness

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$38,857.52	$31,691.20
Cash & Cash Equivalents:	$1,575.82	$7,223.14
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$22,333.30	$0.00
Long-term Debt:	$55,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($70,166.98)	($1,021.04)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hustle Fitness, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matthew Michaux	CEO	Hustle Fitness Inc	2016
Ned Renzi	Venture Capitalist	Birchmere Venture Fund	2016
Pete Strobl	Basketball Coach	Ratiopharm Ulm	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matthew Michaux	President	2016
Matthew Michaux	Treasurer	2016
Matthew Michaux	Secretary	2016
Matthew Michaux	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Pete Strobl	51000.0 Common Stock	24.7
Ned Renzi	49000.0 Common Stock	23.8
Matthew Michaux	42857.0 Common Stock	20.8

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our business growth and revenue projections are only estimates. There can be no assurance that the company will meet those projections. There can be no assurance that Hustle (and you will make money) if there is sufficient demand for product, people think it's a better option than the competition and Hustle has priced the services at a level that allows the company to make a profit and still attract business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Any valuation at this stage is purely speculative. No one is saying the company is worth a specific amount. They can't. It's a question of whether you, the investor, want to pay this price for this security. If you don't believe that you can safely make that call, don't invest

This company has only begun generating revenues in the past year. Although the company has 2 years of operational history, it has not had a full fiscal year of revenues as of yet. If you are investing in this company, it's because you think the product service or business of the company is a good idea, that the Company will be able to secure its share of the sports instruction market and that the company will continue to secure its share of the market and enable the company to be able to successful. we have never turned a profit and there is no assurance that we will ever be profitable

We are an early stage company. Hustle Fitness, Inc. has a limited operating history and has received limited revenues to date. If you are investing in this company, it's because you think this is a good idea, that the founders can execute it better than their competition, that they can price their product right and sell it to enough people such that the company will succeed. You are taking all these things on faith, because it's impossible to know what will happen. We are dependent upon additional capital resources for the continuation of our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

Our ability to continue operations is based on our ability to meet sales thresholds. Our ability to continue operations for the next twelve months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, and/or to obtain additional capital financing from our members and/or third parties. No assurance can be given that we will be successful in these efforts. These factors should be taken into consideration when making a decision as to whether or not to invest in Hustle.

You can't easily resell the securities offered in this offering. There is currently no market value of securities offered in this offering. There may not be a resalable value for any security purchased here at any point in the future, and/or if any such resalable value exists, it may not equal the amount for which you purchased the securities as part of this offering.

The company is reliant on a small management team, which we must retain to ensure continued growth and productivity.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Hustle will ramp up support for additional sports beyond basketball. In order to onboard new content for additional sports, Hustle must produce & shoot videos, edit the film and distribute it. The final product will include basic fundamental drills that will be available to users for free, plus premium drills, workout routines and coaching practice plans. If we hit our minimum fundraising target, we will be able to add support for soccer. 90% of funds raised will be put directly toward filming soccer content and 5% will be put toward general and administrative support. 5% Wefunder intermediary fee

---

If we raise: **$107,000**

Use of Proceeds: Hustle will adapt its applications to support baseball and softball, including adding content covering basic fundamental drills, plus premium drills, workout routines and coaching practice plans. 80% of funds raised will be put directly toward filming soccer, baseball and softball content and 15% will be put toward general and administrative support. 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the

Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (90%) , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4,500,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $50,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	205943	142857	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	63086

Describe any other rights:

N/A

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2015	Section 4(a)(2)	SAFE	$31,691	General operations
3/2016	Section 4(a)(2)	SAFE	$25,000	General operations
10/2016	Section 4(a)(2)	SAFE	$25,000	General operations
10/2016	Section 4(a)(2)	SAFE	$5,000	General operations
1/2017	Section 4(a)(2)	SAFE	$6,739	General operations
2/2017	Section 4(a)(2)	SAFE	$25,000	General operations

4/2017	Section 4(a)(2)	SAFE	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Matthew Michaux
Amount Invested	$11,739.00
Transaction type	Safe
Issue date	09/30/16
Valuation cap	$5,000,000.00
Relationship	President & Treasurer

Name	Ned Renzi & Pete Strobl
Amount Invested	$31,691.20
Transaction type	Safe
Issue date	08/14/15
Valuation cap	$2,000,000.00
Relationship	Board of Directors

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Hustle partners with professional athletes, trainers and coaches to produce instructional content that helps amateur coaches and youth players excel at sports. Hustle launched in 2016 by targeting the amateur basketball market. So far, we've helped more than 65,000 players and coaches elevate their basketball skills.

We've built a platform that is scalable across multiple sports with a plan to cover Baseball, Volleyball, Soccer, Football, Tennis, Hockey, Lacrosse, Crossfit, and more during 2018. Offering instructional content for all major team sports will allow Hustle to be the resource kids and coaches turn to to improve their skills and understanding of the sports they love.

This is your chance to get in on the ground floor and join us in reshaping the way sports instruction is delivered!

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Hustle Fitness, Inc. was incorporated in the State of Delaware in February 2016.

Since then, we have:

- 65,000 basketball coaches & players have worked out with Hustle
- Hustle is the top basketball coaching app in the iTunes App Store
- Hustle's user base is spread across 48 countries around the world (and counting!)
- Revenue share arrangement with professional players, trainers & coaches to produce instructional content keeps a steady stream of new content
- $0 Customer acquisition cost to date
- Selected as featured Sports Technology startup at 2018 SXSW Conference
- Selected as a Reebok featured startup at the 2017 MIT Sloan Sports Conference

Historical Results of Operations

Our company was organized in February 2016 and has limited operations upon which prospective investors may base an evaluation of its performance. It was preceded by Scoring Factory LLC, which was dissolved before incorporating Hustle Fitness Inc. Both financials are reflected in this Form C, as all assets were transferred.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $0 compared to the year ended December 31, 2015, when the Company had revenues of $0
- *Assets.* As of December 31, 2016, the Company had total assets of $38,857.52, including $1,575.82 in cash. As of December 31, 2015, the Company had $31,691.20 in total assets, including $7,223.14 in cash.
- *Net Loss.* The Company has had net losses of $70,166.98 and net losses of $1,021.04 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Liabilities.* The Company's liabilities totaled $77,333.30 for the fiscal year ended December 31, 2016 and $0 for the fiscal year ended December 31, 2015.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

LLC to C-Corp

Scoring Factory App (LLC) was originally formed by Ned Renzi and Pete Strobl as founders. In February 2016 Hustle Fitness Inc was incorporated and all assets were transferred to the new company and Scoring Factory LLC was dissolved. The financial statements show this transferral and incorporation of the new entity. The additional paid-in capital comes from the LLC that was merged into the C-Corp. All assets transferred, in the financials this is exhibited in debit to: $7,223.14 in cash, $1,757.81 to equipment, $5,191.20 to organization costs and $17,519 to capitalized costs. This is all totaled in the financial statements as $31,5901 in paid-in capital.

Liquidity & Capital Resources

To-date, the company has been financed with $168,430 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hustle Fitness, Inc. cash in hand is $1,834, as of January 2018. Over the last three months, revenues have averaged $447/month, cost of goods sold has averaged $72/month, and operational expenses have averaged $372/month, for an average net margin of $3 per month.

Since the end of 2016, Hustle has added 35,000 new users, launched an Android version its application, begun offering team-related administrative management tools, and increased its premium content base by three-fold.

Over the next 3-6 months and in lieu of a successful Wefunder campaign, our expenses will remain the same. However, if we do have a successful raise, we expect our expenses to increase as we focus on producing content through films for additional sports. These expenses will outstrip revenues for a few months and then plateau. During this same time frame, we expect revenues to gradually increase as the Hustle user base grows.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Matthew Michaux, certify that:

(1) the financial statements of Hustle Fitness, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of Hustle Fitness, Inc. included in this Form reflects accurately the information reported on the tax return for Hustle Fitness, Inc. filed for the fiscal year ended 2016.

Matthew Michaux

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://hustle.fitness/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matthew Michaux
Ned Renzi
Pete Strobl

Appendix E: Supporting Documents


FOLLOW US FOR UPDATES
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$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

INVEST IN HUSTLE FITNESS

Instructional content by pro trainers for youth athletes and amateur coaches

"Hustle partners with professional athletes, trainers, and coaches to produce instructional content that helps amateur coaches and youth players excel at sports. Hustle launched in 2016 by targeting the amateur basketball market. So far, we've helped more than 65,000 players and coaches in 48 countries elevate their basketball skills.



Matt Michaux
CEO, HUSTLE FITNESS

Future Equity (SAFE)

$5M valuation cap | 10% discount

A SAFE gives you the right to future shares in Hustle Fitness. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $50K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4.5M Valuation Cap & 20% Discount

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a valuation cap of $4.5M and a discount of 20%.

INVESTOR PERKS

$250+	3 Hustle Credits, redeemable for premium content in-app
$500+	9 Hustle Credits, redeemable for premium content in-app
$1,000+	30 Hustle Credits, redeemable for premium content in-app
$10,000+	60 Hustle Credit "Season Pass" redeemable for premium content in-app
$50,000+	Nominate a player, coach or trainer to be featured instructional content on the Hustle app, plus all of the perks from lower investment amounts

OUR AMBITION

We've built a platform that is scalable across multiple sports with a plan to cover baseball, volleyball, soccer, football, tennis, hockey, lacrosse, Crossfit, and more. Offering instructional content for all major team sports will allow Hustle to be the resource kids and coaches consult first to improve their skills and understanding of the sports they love. This is your chance to get in on the ground floor and join us in reshaping the way sports instruction is delivered!

KEY FACTS

- 65,000 basketball coaches & players have worked out with Hustle.
- Hustle is the top basketball coaching app in the iTunes App Store.
- Hustle's user base is spread across 48 countries around the world (and counting!).
- Revenue share arrangement with professional players, trainers & coaches to produce instructional content keeps a steady stream of new content.
- $0 customer acquisition cost to date.
- Selected as featured sports technology startup at 2018 SXSW Conference.
- Selected as a Reebok featured startup at the 2017 MIT Sloan Sports Conference.
- Plans to expand into soccer, baseball, softball, football, and more in 2018.

hustle.fitness

TECH · SPORTS · B2C · MOBILE · HEALTH AND FITNESS · SPORTS TECHNOLOGY · MARKETPLACE · APP · ENTERTAINMENT

Why I Like Hustle Fitness

> *I joined Hustle for two reasons. The first is the product. It's solving a big pain point in the sports world, one that I personally experienced myself as a former youth baseball coach. The second is Matt. He's an incredible leader who has great product vision and the unparalleled work ethic that's necessary to run a successful startup.*



John Hebda

PRODUCT STRATEGY AND OPERATIONS AT YOUTUBE. ADVISOR AND INVESTOR IN HUSTLE.

INVESTED THIS ROUND

THE BUZZ ABOUT HUSTLE FITNESS

Every kid who is serious about basketball wants to play in college. Not many people want to put the work in. Unless you are six foot eight, can jump out of the gym, and are a once-in-a-lifetime athlete, you need to be able to understand the game at a fundamental level and build skills that will help you succeed in every situation. As someone who has had to rely on skill more than athleticism to be able to play in college, I cannot stress enough how beneficial guidance from expert trainers and coaches can be for young players. If you want a way to get ahead of the competition to find specific drills to improve any aspect of your game, from shooting, passing and dribbling to rebounding, defending and conditioning, use the Hustle app.

Ryan Maha
College Point Guard

I put my videos on Hustle so that players all around the world can access my jumping plyometrics. I truly believe that Hustle will become a staple app for both coaches and players who will soon forget how they got through their off-seasons without it.

Andy Lloyd
President and Head Trainer of Skigh Athletics

Practice planning with Hustle is wonderful. It's user friendly, and I can't wait for the soccer version to come out. I think you'll enjoy it, too.

Brent Watson
Middle School Basketball Coach, High School Soccer Coach



Hustle Brings Training Drills

Hustle offers basketball instruction from expert coaches and trainers. Whether you're looking for premium drills and practice plans to run your youth practices or workout routines and skills development activities to guide your offseason workouts, Hustle
January 22, 2018 @ appadvice.com

THEINCLINE
Elevating news in Pittsburgh

These Pittsburgh startups are pitching at SXSW's Accelerator Pitch Event

Pittsburgh companies Gridwise, Moms Can: Code and Hustle are among the 50 finalists in the South by Southwest Accelerator Pitch Event this spring in Austin, Texas.
January 19, 2018 @ theincline.com


molten

Hustle - Basketball Drills for Coaching & Training Review

Check Out This Month's Best Toys & Games on Amazon - Editor's Choice Editor RatingRated 4.5 stars Highly Recommended$FreeReviewed by: Head MomPublished on: February 21, 2017Last modified: August 26, 2017QualityEditor:
February 21, 2017 @ bestappsforkids.com

Pittsburgh Post-Gazette

Staying fit, training apps have high growth rates

One Pittsburgh-founded app allows downloaders to bike the rolling hills and lush river valleys of Italy from the comfort of their home. Another enables ...
July 26, 2016 @ post-gazette.com

sport techie

SportTechie Startup Profile Series: Hustle Fitness Brings Basketball Drills To Your Phone

New technology from startup ventures is transforming the sports industry. The mission of is to introduce startup companies in the sports technology space to a broader audience and allow Founders of promising new ventures to tell their story.
June 19, 2016 @ sporttechie.com

Learn Sports Skills from Professional Players and Coaches

Hustle started as a way to help youth players get better when coaches aren't around. Over the past year and a half, we've been able to guide more than 65,000 athletes and coaches through drills, practice plans, and workout routines. What makes Hustle unique is our focus on supporting athletes and coaches of different skill levels. The app comes pre-programmed with hundreds of free instructional drills covering core fundamentals. We also have a premium content library created by professional players, professional coaches, and professional trainers.

We partner with professional skills development trainers to create instructional content for our users. We enter a revenue share agreement with them so they are financially motivated to continue to create top-quality content. In exchange, we help them reach a global audience. This way our users are able to learn from the best around, no matter where they are located.

Available for iPhone and Android


7:24 PM
75%
Invite
Practice Plans And Workout Routines
Guard Workout with Ashton Gibbs
ashtongibbs
60m
Youth Fundamentals
coach mauser
65m
Euro-Style Wing Attack
by Ryan Maha
Beginner Plyometrics
skighathletics
Plans
Challenges
Drills
Teams
Profile


92%
9:21 PM
Find A Drill
IN THE HUDDLE
Improve your coaching demeanor and build confidence in the locker room
PASSING
Dish out dimes by putting the ball right where your teammates need it
REBOUNDING
Plans
Drills
Teams
Profile

Hustle Users Learn Directly from Pros

Our premium content is developed by professional coaches, players, and trainers from all over the world and delivered directly to your smartphone.


In & Out


Backboard Touches
1-Dribble Pull-Up Jumper







Hustle's Revenue Model Consists of Four Key Content Areas

Basic instructional videos organized by category, for free.

Hustle helps everyday users with over 1,000 free drills to encourage skill development at the beginner, intermediate, and advanced levels. Whether they want to work on basic fundamentals or refine their advanced moves, working out with Hustle helps them achieve their goals.


2004 TAPPS
STATE CHAMPIONS
BOYS SOCCER
STATE CHAMPIONS
BOYS WRESTLING

(1) In-app purchases of premium workout routines and practice plans

Hustle helps advanced users learn from college and professional coaches, professional players, and expert trainers with our premium practice plans and workout routines. We enter into a revenue share agreement with each of the coaches who generate content so they're financially incentivized to continue creating top-quality content for the Hustle platform.



(2) Team management and communications subscriptions

Hustle's team management tools make the administrative aspect of running a team simple for amateur and volunteer "mom and dad" coaches. Admins upload their roster, send messages to team members, and share drills and workouts so they can improve as a team.


molten

(3) "Get the Gear/Shop the Look" affiliate marketing

Hustle partners with manufacturers and distributors of sports equipment and apparel to provide relevant deals, promotions, and exclusives to Hustle's user base.

The Youth Sports Industry is Growing Rapidly

> *"The U.S. youth-sports economy--which includes everything from travel to private coaching to apps that organize leagues and livestream games--is now a $15.3 billion market, according to WinterGreen Research, a private firm that tracks the industry. And the pot is rapidly getting bigger. According to figures that WinterGreen provided exclusively to TIME, the nation's youth-sports industry has grown by 55% since 2010."*
>
> *– Sean Gregory, Time Magazine, August 2017*


NUMBER OF KIDS WHO PLAY ON A TEAM BY AGE
2.0
1.5
1.0
0.5
1.5 MILLION
1.73
1.61
1.67
1.43
1.67
1.71
2.2
2.07
2.16
1.9
1.85
21.5M
TOTAL NUMBER OF KIDS BETWEEN AGES 6 AND 17 PLAYING TEAM SPORTS
AGE 6 7 8 9 10 11 12 13 14 15 16 17



Source: Bruce Kelley and Carl Carchia, "Hey, Data Data -- Swing!" ESPN, July 11, 2013.

Meet the Founders



Matt Michaux
CEO
Former coach and product manager. Part of team that exited previous startup for $120million in 2016.



Andrew Brehm
Mobile Development
Andrew is responsible for Hustle's iOS and Android apps. Formerly iOS Developer at GiftCards.com.



Ned Renzi
Director
Ned is a Founding Partner of Birchmere Ventures. Basketball junkie and former AAU Coach.



Pete Strobl
Director
Professional basketball coach at Ratiopharm Ulm in Germany and President at The Scoring Factory.

AND THE REST OF THE TEAM



John Hebda
Advisor (Part time)
Product Strategy & Operations at YouTube.



Carlos Tribino
Advisor (Part time)
Marketing Director at Compass. Former Chief of Marketing at GiftCards.com; VP Marketing at MTV.



Jon Manger
Advisor (Part time)
Lead Software Engineer at Blizzard Entertainment.



Michael Schroeder
DevOps (Part time)
Startup veteran with a history of helping companies scale rapidly and efficiently.



Craig Musheno
Growth (Part time)
Growth hacker focused on building loyal users and brand awareness.



Jim Podroskey
Infrastructure (Part time)

Raised $168,430 From 4+ Investors

Amount	Date	Type
$31,691	August 2015	SAFE
$25,000	March 2016	SAFE
$25,000	October 2016	SAFE
$5,000	October 2016	SAFE
$6,739	January 2017	SAFE
$25,000	February 2017	SAFE
$50,000	April 2017	SAFE



John Hebda

YouTube. Investor and Advisor. Father. Ultrarunner. Data junkie. Chicago Native. Bears, Cubs, Hawks, Bulls and Illini Fan.



Matt Michaux

Tom Krut

J. Anthony Manger

Interview

– COLLAPSE ALL

WF: What does Hustle do?

HF: We partner with professional athletes and experienced coaches to produce practice resources and workout routines for youth athletes, amateur coaches, and "mom and dad" volunteers. We have helped more than 65,000 players and coaches elevate their basketball game – now we're looking for investment to scale our sports training and education platform to additional sports.

WF: How did Hustle get started?

HF: We founded because we needed a simpler and more complete way to instruct and communicate with the players we coached. As an assistant high school basketball coach in Pittsburgh, PA, our CEO Matt Michaux regularly led his players in early morning workouts to help them improve their skills during the off-season. But when he became a husband and a father, he realized it was almost impossible to maintain an early morning workout schedule and balance responsibilities at home. In order to continue helping with player development, he started making instructional videos that his players could follow whenever and wherever they wanted. Soon, as the drill videos got more popular, he began to hear from other amateur coaches who liked the content and wanted more. After learning that there are 2.5 million "mom and dad" coaches out there looking for quality instructional content at an affordable price, we officially founded Hustle.

WF: How will you make money?

HF: Our revenue model consists of four key content areas:

1. Basic instructional videos

Hustle helps everyday users with over 1,000 free drills, organized by category, to encourage skill development at the beginner, intermediate and advanced levels. Whether our users want to work on basic fundamentals or refine their advanced moves, working out with Hustle helps them achieve their goals.

2. In-app purchases

Hustle helps advanced users learn from college coaches, professional players, and expert trainers with our premium practice plans and workout routines. Our premium content is designed to turn advanced users who are willing to pay for premium content into more effective coaches, better players, and more knowledgeable students of the game. We enter into a revenue share agreement with each of the coaches who generate the content so they're financially incentivized to continue creating top-quality content for the Hustle platform.

3. Tiered team management and communications subscriptions

With Hustle's team management tools, we make the administrative aspect of running a team simple for amateur coaches. Coaches upload their roster, send messages to team members, and share drills and workouts so they can improve as a team.

4. "Get the Gear/Shop the Look" affiliate marketing opportunities and advertising

Hustle partners with equipment and apparel companies to provide relevant deals, promotions, and exclusives to Hustle's user base.

WF: How big is the market?

HF: The Sports Technology market is huge and growing rapidly, and Hustle has been architected to scale quickly across sports. Hustle originally launched last year by targeting the amateur basketball market with plans to include baseball, volleyball, soccer, football, tennis, hockey, lacrosse, Crossfit, and more during 2018. For basketball alone, there are over 2.5 million high school, amateur, and "mom and dad" volunteer coaches in the U.S., and countless more across other major sports around the globe. Parents spend $671 on average per year to cover the costs of uniforms and the hefty fees charged for registration, and 20% of parents spend over $1,000 per child.

An August 2017 article by *Time* includes additional statistics: "The U.S. youth-sports economy--which includes everything from travel to private coaching to apps that organize leagues and live stream games--is now a $15.3 billion market, according to WinterGreen Research, a private firm that tracks the industry. And the pot is rapidly getting bigger. According to figures that WinterGreen provided exclusively to TIME, the nation's youth-sports industry has grown by 55% since 2010."

WF: What do you understand about your business that others don't get?

HF: In every sport, there are thousands of professional players, coaches, and trainers who have spent their entire careers honing their knowledge of the games they love. Most of the time, it's difficult to build a business around private lessons or coaching clinics, particularly in sparsely populated areas. At Hustle, we provide a platform for these experts to distribute their know-how to aspiring youth athletes and amateur coaches around the world and provide a way for them to get paid for doing it.

WF: What's new about what you're making? How is it different?

HF: We offer:

- Hundreds of free instructional drill videos covering core fundamentals organized by sport
- A premium content library created by expert coaches and trainers across sports covering skills from intermediate to advanced

- Expert coaches provided with monetary incentives to create premium content that reaches a global audience through Hustle's unique revenue sharing model
- Team communications feature that the burden of team administration for amateur coaches
- Remote coaching capabilities where coaches can assign drills to their players and receive video confirmation for review

WF: How do you acquire customers?

HF: We get new customers through three main sources. To date, our cost of customer acquisition is $0.

1. Website traffic. People read our blog posts and content pieces, download the Hustle app and become users.

2. App store discovery. People search for terms like "coaching app" and "basketball drills," and they find the Hustle application.

3. Referrals. We incentivize our users to share the app with their friends, teammates, and coaches by providing in-app currency for each new user they get to sign up.

WF: Who are your competitors? How are you different?

HF: Most of Hustle's competition comes from individual coaches who host camps, sell videos, or put premium content on their personal websites and YouTube channels. With Hustle, we're building a marketplace that has the potential to turn these highly-skilled individuals into business partners.

RISKS

1 Our business growth and revenue projections are only estimates. There can be no assurance that the company will meet those projections. There can be no assurance that Hustle (and you will make money) if there is sufficient demand for product, people think it's a better option than the competition and Hustle has priced the services at a level that allows the company to make a profit and still attract business.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Hustle Fitness is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Matthew Michaux

Founder & CEO at Hustle Fitness | Helping amateur coaches & athletes improve with content from the pros | @HustleWithUs

Hustle Fitness, Inc. • Penn State University

Pittsburgh, Pennsylvania • 500+

Connect | View in Recruiter | More...

Experience

Co Founder & CEO
Hustle Fitness, Inc.
Feb 2016 – Present • 2 yrs 2 mos

Hustle provides sports educational content for amateur coaches and youth athletes. We partner with professional skills development trainers, collegiate & professional coaches and professional athletes to package their know-how into lessons for our users. Want to contribute to our next practice plan or workout routine? Send me a message. Download the Hustle app for free here: http://hustle.fitness

Basketball Coach
Fox Chapel Area School District
2011 – Nov 2016 • 5 yrs
Fox Chapel, PA

Senior Product Manager
GiftCards.com
Dec 2013 – Jun 2016 • 2 yrs 7 mos
Greater Pittsburgh Area

Co-Founder
BreatheSimple
Oct 2008 – Dec 2013 • 5 yrs 3 mos
Pittsburgh, PA

Education

Penn State University
MBA, Finance and Marketing
2007 – 2009

Recipient of the Gerald and Joyce Kessler Scholarship for Excellence in International Studies

Penn State University
B.A., B.S., B.S., Triple Major: Economics; Global & Strategic Management; International Studies
2002 – 2006

Completed 156 credits in four years of study while earning three majors (B.A. Economics, B.S. Global and Strategic Management, B.S. International Studies) and two minors (French and International Business)

Central Catholic High School
1998 – 2002

Volunteer Experience

Volunteer
Habitat for Humanity Allegheny Valley

Fund Raiser and Volunteer
Penn State Dance Marathon
Children

Skills & Endorsements

Analysis · 41
Endorsed by **Bill Barry, who is highly skilled at this**

Strategy · 39
Endorsed by **Dave Linhardt, who is highly skilled at this**
Endorsed by **6 of Matthew's colleagues at GiftCards.com - A wholly owned subsidiary of Blackhawk Network (HAWK)**

Leadership · 31
Endorsed by **Derriet Moore and 1 other who is highly skilled at this**
Endorsed by **8 of Matthew's colleagues at GiftCards.com - A wholly owned subsidiary of Blackhawk Network (HAWK)**

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Recommendations

Received (3) | Given (4)

Tamica Anderson
Client Collections Associate at CardWorks
June 23, 2016, Tamica worked with Matthew in different groups

Matt is a kindhearted person and the mastermind behind profitable virtual gift card projects developed for GiftCards.com. I have had the opportunity to observe his interpersonal style- several times waiting out a rainstorm or working late hours for the GiftCards.com's service center Matt would offer me a ride to my bus stop to keep me dry and even helped me arrive to a PicklesBurgh event on time to enjoy my friends and take photos of the giant Heinz Pickle over the bridge. I thanked Matt by gifting him a mini Pickle Pin. Work life balance does not come with every job, especially when working overtime and I was lucky to have a friend an a coworker to make life a little easier when the day is long. He would make a great team player and valuable asset to a company.

Adrien Howard
Web Developer at Carnegie Learning (Not Looking)
January 18, 2016, Adrien reported directly to Matthew

Matt loves to crunch numbers and make statistics. In every weekly tech meeting he had a dedicated portion of the meeting called "Munchuck's Business Corner" where he gave us updates and analysis of sales figures or traffic growth. He would also arrange for other speakers to talk during business corner to speak from their expertise supported by these figures. He loves to tell people about figures too. Any figures at any time. He's a funny guy. The way to Matt's heart is sandwiches.

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Accomplishments

2 **Languages**
English • French

Interests

Nike
1,355,808 followers

Mark Cuban
President
4,045,805 followers

PSU Startup Community
1,942 members

Basketball Intelligence
1,994 members

Easton Baseball/Softball
1,747 followers

Hillerich & Bradsby Co.
3,259 followers

See all



Ned Renzi

Partner Birchmere Ventures

Birchmere Ventures • University of Pittsburgh - Joseph M. Katz Graduate School of B...

San Francisco, California • 500+

Connect | View in Recruiter | More...

Founding Partner of Birchmere Ventures. Focus on seed stage SaaS and marketplaces. Interested in the relentless desire to improve. Ned led Birchmere's investment in Cvent [CVT] and was on t...

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Experience

Partner
Birchmere Ventures
Mar 2000 – Present • 18 yrs 1 mo
San Francisco | Pittsburgh

Co-Founder with a focus on seed stage SaaS and marketplaces. Birchmere's companies have achieved a cumulative market valuation of $15 billion.

Partner
CEO Venture Fund
May 1998 – Jan 2000 • 1 yr 9 mos

CEO Venture Fund was a $40m early stage fund with a focus on the Pittsburgh region. Ned led several enterprise software investments.

Senior Manager
Concurrent Technologies Corporation
Mar 1994 – May 1998 • 4 yrs 3 mos

Ned led development and deployment of a large scale ecommerce project for the Defense Logistics Agency with a focus on legacy to web applications. He also ran CTC's virtual reality (CAVE) & high speed networking projects for the DoD. Ned also built CTC's telemedicine business.

Senior Manager, Special Operations Group
DoD
Jan 1988 – Mar 1994 • 6 yrs 3 mos

Ned led an R&D team that developed leading edge technologies for Special Operations Forces, various agencies and the United States Secret Service. Ned deployed to forward areas to operate and support use of the equipment in Gulf War I and participated in Secret Service motorcades for President G.H.W. Bush.

Education

University of Pittsburgh - Joseph M. Katz Graduate School of Business
MBA
1995 – 1996

Focus on Entrepreneurship.

The George Washington University
MS, Engineering Management
1990 – 1992

Penn State University
BSEE, engineering
1983 – 1987

Skills & Endorsements

Venture Capital · 99+
Endorsed by Ash Lilani and 8 others who are highly skilled at this
Endorsed by 8 of Ned's colleagues at Concurrent Technologies Corporation

Start-ups · 99+
Endorsed by Catherine Mott and 29 others who are highly skilled at this
Endorsed by 6 of Ned's colleagues at Concurrent Technologies Corporation

Entrepreneurship · 91
Endorsed by Palaniswamy Rajan and 25 others who are highly skilled at this
Endorsed by 3 of Ned's colleagues at Concurrent Technologies Corporation

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Recommendations

Received (0) | Given (4)

John Bonaroti
Owner - ESSMC - East Suburban Sports Medicine Center
January 13, 2012, Ned was a client of John's

My entire family is sports oriented and thus have experienced our share of injuries over the years and John has been invaluable in getting us back to playing as quickly as possible and addressing weaknesses to reduce future injury risk.

My injuries have primarily been related to my IT band from cycling while my kids have had varsity sports injuries from hamstrings to knees. John quickly addressed the immediate situation and then stayed in touch via email and phone to ensure we got back to 100% and in my case, stronger than before because he diagnosed weaknesses that I addressed through additional stretching and strength on counter and stabilization muscles.

I have also referred some friends who are triathletes and ultra marathoners to John and they were also pleased with their results.

Thomas Kramer
Managing Director at Remarque Advisors
August 2, 2011, Ned worked with Thomas but at different companies

I was the lead investor in Cvent worked with Thomas for 11 years while he was CFO/COO and I was a board member. As for work product, Thomas was instrumental in building and streamlining Cvent's internal processes which were world class and he was instrumental in developing the company's highly successful business stratagies. Cvent was a home run investment for Birchmere and Thomas was a key factor.

On a personal level, we went through some tough times when the Nasdaq crashed and again during the period after 9/11/01 and Thomas showed his true character as someone who you want on your side when times are tough. He was always focused and positive regardless of the challenge and tireless in his efforts. I hope to work with him again.

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Interests

On Startups - The Community For...
923,474 members

Reid Hoffman
Entrepreneur. Product Strategist. Inve...
1,866,792 followers

Pitt Alumni Network of Western PA
4,190 members

The George Washington University
216,824 followers

Birchmere Ventures
941 followers

Steve Blank
Adjunct Professor at Stanford University
543,825 followers

See all



Pete Strobl

President at The Scoring Factory Assistant Coach at Ratiopharm Ulm

The Scoring Factory

Pittsburgh, Pennsylvania • 82

InMail | View in Recruiter | ...

Experience

Coach
The Scoring Factory